Exhibit 1



        The undersigned hereby agree, pursuant to Rule 13d- 1(f)(1) to file a joint statement on Schedule 13D and amendments thereto pertaining to their shares of Common Stock and Common Stock Purchase Warrants of Epoch Pharmaceuticals, Inc.

        This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

        This agreement may be executed in counterparts and all so executed shall constitute one agreement.

Date: June 21, 1996


                                           /s/ Moses Marx
                                           -------------------------------------
                                           MOSES MARX


                                           UNITED EQUITIES (COMMODITIES) COMPANY


                                           By: /s/ Moses Marx
                                               ---------------------------------
                                               Moses Marx, General Partner




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